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                                                             EXHIBIT 14(a)(1)(i)

MIDLANDLOANSERVICES


                                  March 8, 2001


Mr. Dan Scully                                                           VIA UPS
Account Officer                                                          -------
State Street Bank and Trust Company                               (617) 664-6028
Two Avenue deLafayette
Lafayette Corporate Center, 6th Floor
Boston, MA  02111-0000


       JP Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through
                          Certificates, Series 2000-C10
                         Pooling and Servicing Agreement

                              OFFICER'S CERTIFICATE


Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and,
(iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.



                                               /s/ Charles J. Sipple     3-8-01
                                               ------------------------- -------
                                               Charles J. Sipple         Date
                                               Executive Vice President

cc: Attn:  President
    J.P. Morgan Commercial Mortgage Finance Corp.
    60 Wall Street
    New York, NY  10260-0000

A PNC Real Estate Finance Company

210 West 10th Street   Kansas City Missouri  64105

www.midlands.com   816 435 5000 T    816 435 2326 F


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